Exhibit 99.1

Media contacts:	Investor contacts:
Judi Frost Mackey, +1 212 632 1428	Michael J. Castellano, +1 212 632 8262
judi.mackey@lazard.com	Chief Financial Officer

Richard Creswell, +44 207 187 2305	Jean Greene, +1 212 632 1905
richard.creswell@lazard.com	investorrelations@lazard.com

LAZARD LTD REPORTS FIRST-QUARTER 2008 RESULTS

Highlights

•	Core operating business revenue(a) increased 3% to $380.9 million

•	Financial Advisory operating revenue decreased 5% to $212.4 million

•

Asset Management operating revenue increased 15% to $168.4 million; assets under management (AUM) increased 7.5% over the first quarter of 2007 to $134.2 billion, and net inflows of $1.7 billion during the first quarter

•	Corporate revenue in the first quarter of 2008 was negatively impacted by unrealized and realized investment losses, which also affected operating revenue and net income results

•	Operating revenue(b) of $341.2 million vs. $388.2 million in the first quarter of 2007

•	Net income on a fully-exchanged basis(c) of $16.0 million ($0.14 per share, diluted) vs. $55.0 million, ($0.47 per share, diluted) in the first quarter of 2007

•	Increased share repurchase authorization by $200 million to $270 million

•	Lowered debt levels by $437.5 million

NEW YORK, May 6, 2008 – Lazard Ltd (NYSE: LAZ) today announced financial results for the quarter ended March 31, 2008. Net income on a fully exchanged basis was $16.0 million ($0.14 per share, diluted) for the first quarter of 2008 compared to $55.0 million ($0.47 per share, diluted) for the first quarter of 2007.

Core operating business revenue increased 3% to $380.9 million in the first quarter of 2008, compared to $369.5 million in the first quarter of 2007, reflecting continued solid performance in Lazard’s core operating business revenue of Financial Advisory and Asset Management. Financial Advisory operating revenue, which includes M&A and Strategic Advisory, Restructuring and Corporate Finance, decreased 5% to $212.4 million for the first quarter of 2008, compared to $222.6 million for the first quarter of 2007. Asset Management operating revenue increased 15% during the first quarter of 2008 to $168.4 million, compared to $146.9 million in the first quarter of 2007.

Total operating revenue for the first quarter of 2008 was $341.2 million, compared to $388.2 million for the first quarter of 2007. Operating revenue for the first quarter of 2008 includes negative Corporate revenue of $39.7 million. Corporate revenue included markdowns and losses of $28.5 million in our Paris bank’s portfolio of debt securities of corporate issuers and losses in our Corporate portfolio of equity securities to seed new Asset Management products and for temporary investments.

(a)	Core operating business revenue includes the results of Financial Advisory and Asset Management businesses, and excludes the results of all investments in Corporate.
(b)	Operating revenue excludes interest expense relating to financing activities and revenue/(loss) relating to the consolidation of General Partnerships, each of which are included in net revenue.
(c)	Refers to the full conversion of all outstanding exchangeable interests held by the members of LAZ-MD Holdings and is a non-GAAP measure.

Operating income(d) was $18.0 million for the first quarter of 2008, compared to $78.3 million for the first quarter of 2007, primarily due to the reduction in operating revenue and to higher facilities costs, business development expenses and continued investment in our businesses.

Lazard believes that results assuming full exchange of outstanding exchangeable interests provide the most meaningful basis for comparison among present, historical and future periods.

“Even in this challenging and volatile environment, revenue in our core operating business of Financial Advisory and Asset Management increased modestly,” said Bruce Wasserstein, Chairman and Chief Executive Officer of Lazard Ltd. “There is little transparency or certainty about the level of liquidity and market activity over the remainder of this year, but we expect some improvement in market activity by year end. Our Asset Management business is an ongoing success, with positive net inflows for the quarter. Our Financial Advisory business continues to hold its strong position in this softened market, and our leading Financial Restructuring business is seeing heightened activity, which we expect will be reflected in our results over the next several years.”

“Our first-quarter results are not, we believe, representative of the outlook for the year,” said Michael J. Castellano, Chief Financial Officer of Lazard.

“The unprecedented market and credit environments negatively impacted the value of the debt of even investment grade corporate issuers and, therefore, our Paris bank’s portfolio of debt securities,” said Mr. Castellano. “In addition, the declines in the global equity markets during the quarter negatively impacted the investments in our Corporate portfolio of equity securities.”

“During the first quarter, we transitioned our Paris bank’s portfolio, to more closely align it with the bank’s long-term hold strategy, by reducing the portion of the portfolio designated as trading and by designating all new purchases as non-trading,” said Mr. Castellano. “We expect that these changes should also lessen the volatility of our earnings in the future. In April, our Corporate results for both the Paris bank’s debt and the Corporate equity portfolios are positive.”

“Our Asset Management business has continued to provide a wider range of investment solutions for our clients on a global scale,” said Steven J. Golub, Lazard’s Vice Chairman. “We are also continuing to expand our Asset Management presence in major markets around the world.”

“We are seeing a change in the mix of our Financial Advisory business to a combination of strategic, complex and cross-border M&A, traditional and non-traditional restructuring assignments and investments by Sovereign Wealth Funds, as well as advisory for capital raising through a variety of vehicles,” said Mr. Golub. “Examples of recent assignments in these categories include advising MBIA in Warburg Pincus’ equity commitment; Bear Stearns in its sale to JP Morgan; the Kuwait Investment Authority in its investment in Citigroup; ING in its acquisition of CitiStreet; H&R Block in the sale of its mortgage servicing business to WL Ross; International Paper in its acquisition of Weyerhaeuser’s packaging business; Zinifex in its merger with Oxiana; and Tata Chemicals in its acquisition of General Chemical Industrial Products.”

“Financial Advisory revenue and income fluctuate from quarter to quarter,” said Mr. Golub. “This is why it is best to measure our results on an annual basis.”

(d)	Operating income is after interest expense and before income taxes and minority interests.

The Company’s quarterly revenue and profits can fluctuate materially depending on the number, size and timing of completed transactions on which it advised, as well as seasonality and other factors. Accordingly, the revenue and profits in any particular quarter may not be indicative of future results. As such, Lazard management believes that annual results are the most meaningful.

Operating Revenue

Core Operating Business

Lazard’s core operating business includes a balance of Financial Advisory and Asset Management businesses. Operating revenue for our core operating business increased 3% to $380.9 million in the first quarter of 2008. This included a slight decrease of 5% in our Financial Advisory revenue, and a 15% increase in Asset Management revenue for the quarter.

Financial Advisory

Lazard’s Financial Advisory business encompasses general strategic and transaction-specific advice to public and private companies, governments and other parties, and includes Financial Restructuring as well as various corporate finance services. Some of our assignments and, therefore, related revenue are not reflected in publicly available statistical information. Restructuring assignments normally are executed over a six- to eighteen-month period.

For the first quarter of 2008, Financial Advisory operating revenue decreased 5% to $212.4 million, compared to $222.6 million for the first quarter of 2007. This is due primarily to the timing of transaction completions.

M&A and Strategic Advisory

M&A and Strategic Advisory operating revenue decreased 15% to $166.0 million for the first quarter of 2008, compared with $196.1 million for the first quarter of 2007.

Among the completed transactions in the 2008 first quarter on which Lazard advised, were the following:

•	IBM’s $5.0 billion acquisition of Cognos

•	Emap’s £2.0 billion sale to Eden Bidco and sale of Emap Consumer Media and Emap Radio to Heinrich Bauer Verlag

•	Rank Group’s $2.7 billion acquisition of Alcoa’s packaging and consumer businesses

•	Aldabra’s $1.6 billion acquisition of paper and packaging assets from Boise Cascade

•	Carillion’s £572 million acquisition of Alfred McAlpine

•	American Express’ $1.1 billion sale of American Express Bank to Standard Chartered

•	Tata Chemicals’ $1.0 billion acquisition of General Chemical Industrial Products

•	MBIA in Warburg Pincus’ $1.0 billion equity commitment

•	Kesa Electricals’ €550 million sale of its furniture and electricals business to a consortium

•	Mitiska’s €263 million sale of AS Adventure

•	Government of Tasmania’s A$350 million sale of Hobart International Airport

•	Government Offices of Sweden’s SEK2.1 billion sale of the Swedish State’s 6.6% stake in OMX to Borse Dubai

•	Amazon.com’s $300 million acquisition of Audible.com

•	Pfizer’s $195 million acquisition of Encysive Pharmaceuticals

•	Kuwait Investment Authority’s investment in Citigroup

Among the pending, announced M&A transactions on which Lazard advised in the first quarter or continued to advise since March 31, 2008, are:

•	BHP Billiton’s $147.4 billion offer for Rio Tinto

•	Gaz de France’s €44.6 billion merger with Suez

•	Trane’s $10.1 billion sale to Ingersoll-Rand

•	Resolution plc’s £5.0 billion sale to Pearl Group

•	Penn National Gaming’s $8.9 billion sale to funds affiliated with Fortress and Centerbridge

•	International Paper’s $6.0 billion acquisition of Weyerhaeuser’s packaging business

•	Zinifex’s A$6.2 billion merger with Oxiana

•	Louis Dreyfus’ €2.1 billion sale of its 29% stake in Neuf Cegetel to SFR

•	Geodis’ $2.5 billion sale to SNCF Participations

•	Meinl Bank’s €1.3 billion sale of right to manage Meinl European Land and new investment in Meinl European Land by Gazit Globe and Citi Property Investors

•	Quanex’ $1.7 billion merger with Gerdau and spin-off of its building products business to shareholders

•	Bear Stearns’ $1.4 billion sale to JPMorgan Chase

•	Cookson’s £626 million acquisition of Foseco

•	H&R Block’s $1.1 billion sale of Option One mortgage loan servicing business to WL Ross

•	ING in its $900 million acquisition of CitiStreet

•	Alfa Corp.’s Special Committee in its $840 million privatization

•	IBM’s SEK 5.2 billion acquisition of Telelogic

•	Church & Dwight’s $380 million acquisition of Del Pharmaceuticals from Coty

•	Eiffage S.A. in its defense against an approach by Sacyr

Financial Restructuring

Financial Restructuring operating revenue increased to $15.5 million for the first quarter of 2008 compared to $9.6 million for the first quarter of 2007, due to increases in retainer fees.

Recently announced Restructuring assignments include:

•	Tropicana Casino & Resorts, Inc. with its on-going creditor negotiations

•	Vertis Inc. in developing and implementing its restructuring plan

•	Centro Properties Limited in connection with its refinancing efforts, asset sales and creditor negotiations

•	Journal Register Company in its review of financial and strategic alternatives

•	BLB Management Services, Inc. in its review of financial and strategic alternatives

•	Plastech Engineered Products in connection with its Chapter 11 filing

•	Wellman Inc. in connection with its Chapter 11 filing

We are continuing our work on a number of other Restructuring assignments, including those involving the UAW in implementing its VEBA settlements with GM, Ford and Chrysler and in the Delphi bankruptcy, Movie Gallery, Tarragon Corporation, Technical Olympic USA (TOUSA), the Hellenic Republic and an ad hoc committee of second lien holders in connection with Dura Automotive’s Chapter 11 filing.

Corporate Finance and Other

Corporate Finance and Other operating revenue increased to $30.9 million for the first quarter of 2008, compared to $16.9 million for the first quarter of 2007. Our Private Fund Advisory and Equity Capital Markets Groups each contributed to the increase in revenue during the quarter. Our Equity Capital Markets Group advised on a number of recent transactions in the first quarter of 2008, including Special Purpose Acquisition Company transactions (SPACs) for Aldabra Acquisition Corp., Overture Acquisition, Atlas Acquisition and Polaris Acquisition. The Group advised Acorda Therapeutics, Orexigen, and Evergreen Solar, among others, on their follow-on equity offerings.

Our Alternative Capital Finance Group also has served as placement agent on a number of Private Investment in Public Equity transactions (PIPEs) and Registered Direct Offerings (RDs). Notable assignments during the first quarter included PIPEs for Verenium Corporation and TXCO Resources.

Asset Management

Asset Management operating revenue increased 15% to $168.4 million for the first quarter of 2008, compared to $146.9 million for the first quarter of 2007.

Management fees increased 21% to $158.0 million for the first quarter of 2008 compared to $130.6 million for the first quarter of 2007. AUM at the end of the first quarter were $134.2 billion, primarily reflecting market depreciation of $10.0 billion, and partially offset by net inflows of $1.7 billion for the quarter. AUM increased 7.5% from the first quarter of 2007 and decreased 5% from year-end 2007.

Corporate

Corporate operating revenues were a negative $39.7 million in the first quarter of 2008, compared to income of $18.7 million in the first quarter of 2007, adversely impacted by mark-downs and losses of $28.5 million in our Paris bank’s portfolio of debt securities of corporate issuers and losses in our Corporate portfolio of equity securities to seed new Asset Management products and for temporary investments. These results reflect the unprecedented market and credit environment, and the declines in the global equity markets. At March 31, 2008, net unrealized losses that have already been included in our results were $18.6 million, or 7% of cost, in the Paris bank’s portfolio.

Expenses

Compensation and Benefits

The ratio of compensation and benefits expense to operating revenue was 56.7% for the first quarters of both 2008 and 2007. Compensation and benefits expense decreased 12% to $193.6 million for the first quarter of 2008, compared to $220.0 million for the first quarter of 2007, consistent with the decrease in operating revenue in 2008 compared to 2007.

Non-Compensation

Non-compensation expenses were $95.3 million or 27.9% of operating revenue for the first quarter of 2008, compared to $70.9 million or 18.3% of operating revenue for the first quarter of 2007, excluding in the 2008 period the effect of $1.2 million in amortization of intangibles related to acquisitions completed in the second half of 2007.

Factors contributing to the quarter-over-quarter increase include the impact of new offices and acquisitions made in the second half of 2007 and increased (i) business development expenses for travel and market related data, (ii) fund administration expenses related to the growth in AUM, and (iii) consulting and deal-related legal fees, as well as the continued impact of the weakened U.S. Dollar. In addition, the first quarter of 2008 includes a $6 million provision for costs related to leases on abandoned space.

The percentage of non-compensation expenses to operating revenue can vary from quarter to quarter due to quarterly fluctuation in revenues, among other things. Accordingly, the results in a particular quarter may not be indicative of future results. Lazard management believes that annual results are the most meaningful basis for comparison.

Provision for Income Taxes

The provision for income taxes on a fully exchanged basis was $5.3 million for the first quarter of 2008, compared to $21.4 million for the first quarter of 2007. The effective tax rate for the first quarter of 2008 was 25%, compared to 28% for the first quarter of 2007, exclusive of LAM general partnership interest-related revenue. On a U.S. GAAP basis, the provision for income taxes was $4.8 million and $17.1 million in the first quarter of 2008 and 2007, respectively, or an effective tax rate of 26.9% and 21.8% for the respective quarters.

Minority Interest

Minority interest, assuming full exchange of minority interests, amounted to a $3.3 million loss in the 2008 first quarter, compared to $1.8 million of income in the first quarter of 2007. Minority interest was included in net revenues and is attributable to various LAM-related general partnership interests held by our managing directors.

Minority interest expense on a US GAAP basis also includes the minority interest attributable to the exchangeable interests held by LAZ-MD Holdings LLC.

Capital and Other Matters

At March 31, 2008, Lazard reported total stockholder’s equity of $36 million, having repurchased 3.2 million shares of Class A common stock for an aggregate cost of $116.9 million during the first quarter of 2008.

On May 5, 2008, the Board of Directors of Lazard Ltd approved an additional share repurchase authorization of $200 million, for purchases through December 31, 2009. The remaining repurchase authorization, including the newly authorized amount, is $270 million.

On May 2, 2008, Lazard Group completed the remarketing of the $437.5 million in Senior Notes underlying our Equity Security Units (ESUs) by purchasing the remarketed Senior Notes. On May 15, 2008, Lazard expects that the Forward Purchase Contracts underlying the ESUs will settle for $437.5 million in cash and issuance of approximately 14.6 million shares, based on the closing price of Lazard’s Class A common stock on May 5, 2008.

“We are pleased that by utilizing our strong cash position we were able to repurchase the remarketed Senior Notes,” said Mr. Castellano. “After the above transactions, we will have enhanced our equity capital position. We also will have retired $437.5 million of senior debt, without affecting our cash position.”

Strategic Business Developments

During the first quarter of 2008, Lazard continued to invest in both its Financial Advisory and Asset Management businesses. The investments support the firm’s five-year strategy to create growth opportunities.

•

We continued to bolster our Financial Advisory business with new senior advisory talent, adding to our global infrastructure, transportation, and power & energy sectors as well as in debt and corporate finance advisory. We also hired a chairman in our Japan Financial Advisory business.

•	In Asset Management we continued to seed new strategies in our traditional and alternatives businesses, and have been expanding our operations in Asia.

Non-GAAP Information

Lazard discloses certain non-GAAP financial information, which management believes provides the most meaningful basis for comparison among present, historical and future periods. The following are non-GAAP measures used in the accompanying financial information:

•	Net income assuming full exchange of exchangeable interests (or fully exchanged basis)

•	Core operating business revenue

•	Operating revenue

•	Minority interest assuming full exchange of exchangeable interests

*    *    *

Additional financial, statistical and business-related information is included in a financial supplement. This earnings release, the financial supplement and selected transaction information will be available today on our website at www.lazard.com.

*    *    *

Lazard, one of the world’s preeminent financial advisory and asset management firms, operates from 39 cities across 21 countries in North America, Europe, Asia, Australia, Central and South America. With origins dating back to 1848, the firm provides advice on mergers and acquisitions, restructuring and capital raising, as well as asset management services to corporations, partnerships, institutions, governments, and individuals. For more information on Lazard, please visit www.lazard.com.

*    *    *

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements.” In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue”, and the negative of these terms and other comparable terminology. These forward-looking statements are not historical facts but instead represent only our belief regarding future results, many of which, by their nature, are inherently uncertain and outside of our control. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.

These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also disclosed from time to time in reports on Forms 10-Q and 8-K including the following:

•	A decline in general economic conditions or the global financial markets;

•	Losses caused by financial or other problems experienced by third parties;

•	Losses due to unidentified or unanticipated risks;

•	A lack of liquidity, i.e., ready access to funds, for use in our businesses; and

•	Competitive pressure.

*    *    *

Lazard Ltd is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various hedge funds and mutual funds and other investment products managed by Lazard Asset Management LLC and its subsidiaries. Monthly updates of these funds will be posted to the Lazard Asset Management website (www.lazardnet.com) on the third business day following the end of each month. Investors can link to Lazard and its operating company websites through www.lazard.com.

###

LAZARD LTD

OPERATING REVENUE

(unaudited)

	Three Months Ended March 31,
	2008	2007	Increase / (Decrease)
	($ in thousands)
Financial Advisory
M&A and Strategic Advisory	$165,984	$196,068	$(30,084)	(15)%
Financial Restructuring	15,538	9,620	5,918	62%
Corporate Finance and Other	30,906	16,935	13,971	82%

Total	212,428	222,623	(10,195)	(5)%

Asset Management
Management Fees	158,009	130,639	27,370	21%
Incentive Fees	—	5,006	(5,006)	NM
Other Revenue	10,424	11,272	(848)	(8)%

Total	168,433	146,917	21,516	15%

Core Operating Business Revenue (a)	380,861	369,540	11,321	3%

Corporate	(39,658)	18,657	(58,315)	NM

Operating Revenue (b)	341,203	388,197	(46,994)	(12)%

LAM GP Related Revenue/(Loss)	(3,253)	1,831	(5,084)	—
Other Interest Expense	(29,871)	(20,830)	(9,041)	—

Net Revenue	$308,079	$369,198	$(61,119)	(17)%

(a)	Core operating business revenue includes the results of Financial Advisory and Asset Management businesses and excludes the results of all investments in Corporate.
(b)	Operating revenue excludes interest expense relating to financing activities and revenue/(loss) relating to the consolidation of LAM General Partnerships, each of which are included in net revenue.

NM - Not meaningful

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended March 31,
	2008	2007
	($ in thousands, except per share data)
Total revenue (a)	$350,104	$398,612
LFB interest expense	(8,901)	(10,415)

Operating revenue	341,203	388,197
LAM GP related revenue/(loss)	(3,253)	1,831
Other interest expense	(29,871)	(20,830)

Net revenue	308,079	369,198
Operating expenses:
Compensation and benefits	193,561	220,038
Occupancy and equipment	29,494	19,689
Marketing and business development	20,464	16,402
Technology and information services	16,241	12,606
Professional services	13,267	8,818
Fund administration and outsourced services	6,570	4,509
Amortization of intangible assets (b)	1,220	—
Other	9,240	8,868

Total non-compensation expense	96,496	70,892

Operating expenses	290,057	290,930

Operating income	18,022	78,268
Provision for income taxes	4,840	17,061

Income before minority interest in net income	13,182	61,207
Minority interest in net income (excluding LAZ-MD)	(3,253)	1,833
Minority interest in net income (LAZ-MD only)	8,636	33,020

Net income	$7,799	$26,354

Net income assuming full exchange of exchangeable interests (c)	$15,956	$55,033

Weighted average shares outstanding (d):
Basic	49,980,193	51,439,068
Diluted	110,396,898	118,216,333
Net income per share:
Basic	$0.16	$0.51
Diluted	$0.14	$0.47

Supplemental Information:
Weighted average shares outstanding, assuming full exchange of exchangeable interests (d):
Basic	105,302,985	107,537,516
Diluted	110,396,898	118,216,333
Net income per share— assuming full exchange of exchangeable interests:
Basic	$0.15	$0.51
Diluted	$0.14	$0.47
Ratio of compensation to operating revenue	56.7%	56.7%
Ratio of non-compensation to operating revenue	28.3%	18.3%
Ratio of non-compensation to operating revenue as adjusted (e)	27.9%	18.3%

(a)	Excluding LAM General Partnership related revenue
(b)	For the three month period ended March 31, 2008, includes amortization of intangible assets resulting from the acquisition of Goldsmith Agio Helms & Lynner, LLC ("GAHL") and Carnegie, Wylie & Company ("CWC").
(c)	Represents a reversal of the minority interests related to LAZ-MD Holdings’ ownership of Lazard Group common membership interests net of an adjustment for Lazard Ltd entity-level taxes to effect a full exchange of interests as of January 1, 2007 (see "Reconciliation of US GAAP to Full Exchange Results").
(d)	See "Reconciliation of Shares Outstanding and Basic & Diluted Net Income Per Share".
(e)	For the three month period ended March 31, 2008, excludes the amortization of intangible assets.

LAZARD LTD

SELECTED QUARTERLY OPERATING RESULTS

(unaudited)

	Three Months Ended
	Mar. 31, 2008	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007	Mar. 31, 2007	Dec. 31, 2006	Sept. 30, 2006	June 30, 2006	Mar. 31, 2006
	($ in thousands, except per share data)
Financial Advisory
M&A and Strategic Advisory	$165,984	$313,622	$295,401	$164,318	$196,068	$247,483	$153,215	$197,856	$193,983
Financial Restructuring	15,538	32,321	56,161	29,073	9,620	20,423	15,562	21,047	13,593
Corporate Finance and Other	30,906	47,190	28,255	51,619	16,935	34,260	18,291	43,149	14,573

Total	212,428	393,133	379,817	245,010	222,623	302,166	187,068	262,052	222,149
Asset Management
Management Fees	158,009	165,432	157,424	142,230	130,639	121,589	112,726	112,203	103,805
Incentive Fees	—	48,959	7,315	5,752	5,006	42,009	3,423	7,456	6,483
Other Revenue	10,424	16,782	12,798	13,666	11,272	10,961	8,720	10,159	8,930

Total	168,433	231,173	177,537	161,648	146,917	174,559	124,869	129,818	119,218

Core operating business revenue (a)	380,861	624,306	557,354	406,658	369,540	476,725	311,937	391,870	341,367
Corporate	(39,658)	(6,710)	12,164	32,868	18,657	14,774	5,668	18,970	9,756

Operating revenue (b)	$341,203	$617,596	$569,518	$439,526	$388,197	$491,499	$317,605	$410,840	$351,123

Operating income (c)	$18,022	$132,278	$118,586	$89,163	$78,268	$115,207	$49,193	$84,693	$78,116

Net income	$7,799	$59,125	$40,267	$29,296	$26,354	$36,596	$13,158	$23,545	$19,686

Net income per share
Basic	$0.16	$1.17	$0.79	$0.57	$0.51	$0.88	$0.35	$0.63	$0.52
Diluted	$0.14	$1.04	$0.73	$0.52	$0.47	$0.78	$0.34	$0.59	$0.51

Supplemental Information:
Net income assuming full exchange of exchangeable interests	$15,956	$122,577	$83,565	$61,515	$55,033	$85,817	$34,983	$62,939	$52,454

Net income per share— assuming full exchange of exchangeable interests
Basic	$0.15	$1.16	$0.78	$0.57	$0.51	$0.84	$0.35	$0.63	$0.53
Diluted	$0.14	$1.04	$0.73	$0.53	$0.47	$0.78	$0.34	$0.60	$0.51
Assets Under Management ($ millions)	$134,193	$141,413	$142,084	$135,350	$124,852	$110,437	$99,334	$93,901	$95,133

(a)	Core operating business revenue includes the results of Financial Advisory and Asset Management businesses and excludes the results of all investments in Corporate.
(b)	Operating revenue excludes interest expense relating to financing activities and revenue/(loss) relating to the consolidation of LAM General Partnerships, each of which are included in net revenue.
(c)	Operating income is after interest expense and before income taxes and minority interests.

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED

STATEMENT OF FINANCIAL CONDITION

($ in thousands)

	March 31, 2008	December 31, 2007
ASSETS
Cash and cash equivalents	$729,098	$1,055,844
Cash segregated for regulatory purposes or deposited with clearing organizations	14,914	24,585
Receivables	1,048,278	1,097,178
Investments*
Debt	455,063	585,433
Equity	232,672	333,796
Other	251,967	169,612

	939,702	1,088,841
Goodwill and other intangible assets	200,210	187,909
Other assets	424,774	386,056

Total assets	$3,356,976	$3,840,413

LIABILITIES & STOCKHOLDERS' EQUITY
Liabilities
Deposits and other customer payables	$766,114	$858,733
Accrued compensation and benefits	97,988	498,058
Other liabilities	673,330	623,008
Senior notes:
Underlying equity security units	437,500	437,500
Others	1,150,000	1,150,000
Subordinated loans	150,000	150,000

Total liabilities	3,274,932	3,717,299
Commitments and contingencies
Minority interest	45,614	52,775
Stockholders' equity
Preferred stock, par value $.01 per share:
Series A	—	—
Series B	—	—
Common stock, par value $.01 per share:
Class A	517	517
Class B	—	—
Additional paid-in capital	(98,764)	(161,924)
Accumulated other comprehensive income, net of tax	69,410	52,491
Retained earnings	249,405	248,551

	220,568	139,635
Less: Class A common stock held by a subsidiary, at cost	(184,138)	(69,296)

Total stockholders' equity	36,430	70,339

Total liabilities, minority interest and stockholders' equity	$3,356,976	$3,840,413

*	Principally at fair value, with the exception of $76,215 and $755 of investments accounted for under the equity method at March 31, 2008 and December 31, 2007, respectively.

LAZARD LTD

RECONCILIATION OF SHARES OUTSTANDING AND BASIC & DILUTED NET INCOME PER SHARE

BEFORE FULL EXCHANGE

	Three Months Ended March 31,
	2008	2007
	($ in thousands, except per share data)
Basic
Numerator:
Net income	$7,799	$26,354
Add (deduct) - net income associated with Class A common shares issuable on a non-contingent basis (a)	89	—

Basic net income	$7,888	$26,354

Denominator:
Weighted average shares outstanding (a)	49,980,193	51,439,068

Basic net income per share	$0.16	$0.51

Diluted
Numerator:
Basic net income	$7,888	$26,354
Add (deduct) - dilutive effect of adjustments to income for:
Interest expense on convertible notes, net of tax	—	461
Minority interest in net income resulting from assumed share issuances (see incremental issuable shares in the denominator calculation below) and Ltd level income tax effect	8,068	29,095

Diluted net income	$15,956	$55,910

Denominator:
Weighted average shares outstanding	49,980,193	51,439,068
Add - dilutive effect of incremental issuable shares:
Restricted stock units	3,474,809	2,019,444
Equity security units (b)	—	6,027,803
Convertible notes (b)	—	2,631,570
Series A and Series B convertible preferred stock (c)	1,619,104	—
Exchangeable interests	55,322,792	56,098,448

Diluted weighted average shares outstanding	110,396,898	118,216,333

Diluted net income per share	$0.14	$0.47

(a)	For the three month period ended March 31, 2008, includes 1,185,282 weighted average shares, related to the Class A common stock that are issuable on a non-contingent basis with respect to the acquisition of GAHL.
(b)	For the three month period ended March 31, 2008, the shares assumed issued from equity security units and convertible notes were not dilutive.
(c)	For the three month period ended March 31, 2008, includes 12,155 shares of Series A convertible preferred stock and 277 shares of Series B convertible preferred stock that will be convertible into Class A common stock on a non-contingent basis with respect to the acquisition of CWC. The rate of conversion into Class A common stock will be dependant, in part, on the future value of the Class A common stock and currency exchange rates, therefore, the shares are excluded from the basic net income per share calculation but included in the diluted net income per share calculation.

LAZARD LTD

RECONCILIATION OF SHARES OUTSTANDING AND BASIC & DILUTED NET INCOME PER SHARE

ASSUMING FULL EXCHANGE OF EXCHANGEABLE INTERESTS AS OF JANUARY 1, 2007

	Three Months Ended March 31,
	2008	2007
	($ in thousands, except per share data)
Basic
Numerator:
Net income	$15,956	$55,033

Denominator:
Weighted average shares outstanding (a)	105,302,985	107,537,516

Basic net income per share	$0.15	$0.51

Diluted
Numerator:
Net income	$15,956	$55,033
Add dilutive effect of adjustments to income for:
Interest expense on convertible debt, net of tax	—	877

Diluted net income	$15,956	$55,910

Denominator:
Weighted average shares outstanding	105,302,985	107,537,516
Add - dilutive effect of incremental issuable shares:
Restricted stock units	3,474,809	2,019,444
Equity security units (b)	—	6,027,803
Convertible notes (b)	—	2,631,570
Series A and Series B convertible preferred stock (c)	1,619,104	—

Diluted weighted average shares outstanding	110,396,898	118,216,333

Diluted net income per share	$0.14	$0.47

(a)	For the three month period ended March 31, 2008, includes 1,185,282 weighted average shares, related to the Class A common stock that are issuable on a non-contingent basis with respect to the acquisition of GAHL.
(b)	For the three month period ended March 31, 2008, the shares assumed issued from equity security units and convertible notes were not dilutive.
(c)	For the three month period ended March 31, 2008, includes 12,155 shares of Series A convertible preferred stock and 277 shares of Series B convertible preferred stock that will be convertible into Class A common stock on a non-contingent basis with respect to the acquisition of CWC. The rate of conversion into Class A common stock will be dependant, in part, on the future value of the Class A common stock and currency exchange rates, therefore, the shares are excluded from the basic net income per share calculation but included in the diluted net income per share calculation.

RECONCILIATION OF US GAAP TO FULL EXCHANGE RESULTS

	Three Months Ended March 31,
	2008	2007
	($ in thousands)
Net income—US GAAP	$7,799	$26,354
Provision for income taxes (d)	(479)	(4,341)
Minority interest in net income (LAZ-MD only) (e)	8,636	33,020

Net income assuming full exchange of exchangeable interests	$15,956	$55,033

(d)	Represents an adjustment to the Lazard Ltd tax provision to effect a full exchange of LAZ-MD Holdings’ ownership of Lazard Group common membership interests at an effective rate on operating income less LAM GP related revenue of 25.0% for the three month period ended March 31, 2008 and 28.0% for the three month period ended March 31, 2007 respectively.
(e)	Represents a reversal of the minority interests related to LAZ-MD Holdings’ ownership of Lazard Group common membership interests to effect a full exchange of interests as of January 1, 2007.

LAZARD LTD

ASSETS UNDER MANAGEMENT ("AUM")

	As of			Variance
	March 31, 2008	December 31, 2007	March 31, 2007	YTD	Year over Year
	($ in millions)
Equities	$110,018	$119,276	$105,483	(7.8)%	4.3%
Fixed Income	15,398	14,233	12,587	8.2%	22.3%
Alternative Investments	3,941	3,577	3,292	10.2%	19.7%
Private Equity	1,547	1,401	936	10.4%	65.3%
Cash	3,289	2,926	2,554	12.4%	28.8%

Total AUM	$134,193	$141,413	$124,852	(5.1)%	7.5%

				Year Ended
	Three Months Ended March 31,			December 31,
	2008	2007		2007
	($ in millions)			($ in millions)
AUM—Beginning of Period	$141,413	$110,437		$110,437
Net Flows	1,716	11,564		16,745
Market Appreciation / (Depreciation)	(10,005)	2,708		12,641
Foreign Currency Adjustments	1,069	143		1,590

AUM—End of Period	$134,193	$124,852		$141,413

Average AUM *	$137,803	$117,645		$130,827

% Change in average AUM	17.1%

*	Average AUM is based on an average of quarterly ending balances for the respective periods.

LAZARD LTD

SCHEDULE OF INCOME TAX PROVISION

	Three Months Ended March 31,
	2008	2007
	($ in thousands)
Lazard Ltd Consolidated Effective Tax Rate

Operating Income
Lazard Group
Allocable to LAZ-MD Holdings (weighted average ownership of 51.7% and 52.1% for the three month periods ended March 31, 2008 and 2007, respectively)	$9,196	$40,786
Allocable to Lazard Ltd (weighted average ownership of 48.3% and 47.9% for the three month periods ended March 31, 2008 and 2007, respectively)	8,601	37,482

Total Lazard Group operating income	17,797	78,268
Lazard Ltd and its wholly owned subsidiaries	225	—

Total Lazard Ltd consolidated operating income	$18,022	$78,268

Provision for income taxes
Lazard Group (effective tax rates of 24.4% and 16.7% for the three month periods ended March 31, 2008 and 2007, respectively)
Allocable to LAZ-MD Holdings	$2,240	$6,812
Allocable to Lazard Ltd	2,097	6,259

Total Lazard Group provision for income taxes	4,337	13,071
Tax adjustment for Lazard Ltd entity-level (a)	503	3,990

Lazard Ltd consolidated provision for income taxes	$4,840	$17,061

Lazard Ltd consolidated effective tax rate	26.9%	21.8%

Lazard Ltd Fully Exchanged Tax Rate
Operating Income
Lazard Ltd consolidated operating income	18,022	78,268
Adjustments for LAM GP related loss/(revenue)	3,253	(1,831)

Operating income excluding LAM GP related revenue	$21,275	$76,437

Provision for income taxes
Lazard Ltd consolidated provision for income taxes	$4,840	$17,061
Tax adjustment for full exchange (b)	479	4,341

Total fully exchanged provision for income taxes	$5,319	$21,402

Lazard Ltd fully exchanged tax rate	25.0%	28.0%

(a)	Represents an adjustment to the Lazard Ltd tax provision for the three month period March 31, 2008 from $2,097 to $2,600 and for the three month period March 31, 2007 from $6,259 to $10,249 an effective rate on operating income less LAM GP related revenue of 25.0% for the three month period ended March 31, 2008 and 28.0% for the three month period March 31, 2007 respectively.
(b)	Represents an adjustment to the Lazard Ltd tax provision to effect a full exchange of LAZ-MD Holdings’ ownership of Lazard Group common membership interests at an effective rate on operating income less LAM GP related revenue of 25% for the three month period ended March 31, 2008 and 28.0% for the three month period ended March 31, 2007 respectively.